From:	CAVALIER HOMES, INC.
Approved by:	David Roberson
Subject:	MEMA Contract
Contact:	Mike Murphy (256) 747-9800

CAVALIER ANNOUNCES SECOND QUARTER 2007 RESULTS

Addison, Ala. (July 24, 2007) – Cavalier Homes, Inc. (Amex: CAV) today announced results for the second quarter ended June 30, 2007, highlighted by revenues of $62,809,000, which reflected an increase of $19,907,000 from first quarter 2007 revenues of $42,902,000.  A summary of the Company's report follows (in thousands, except per share amounts):

	Second Quarter Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Revenue	$62,809	$58,775	$105,711	$133,725
Income (loss) from continuing operations before income taxes and equity in earnings of equity-method investees	(1,077)	187	(5,104)	1,950
Income tax provision	34	124	56	484
Equity in earnings of equity-method investees	242	98	400	349
Income (loss) from continuing operations	(869)	161	(4,760)	1,815
Income from discontinued operations	--	--	--	12
Net income (loss)	$(869)	$161	$(4,760)	$1,827

Diluted net income (loss) per share:
From continuing operations	$(0.05)	$0.01	$(0.26)	$0.10
From discontinued operations	--	--	--	--
	$(0.05)	$0.01	$(0.26)	$0.10

Weighted average diluted shares outstanding	18,377	18,502	18,373	18,494

Commenting on the results, David Roberson, President and Chief Executive Officer, said, "We are pleased to report higher revenue and floor shipments for the second quarter, underscoring the steps we have made in gaining market share during a period of declining industry volume.  These improvements have come with a short-term cost in terms of reduced gross margins, particularly considering the lead time needed to establish our new products, which were introduced on dealer lots in the spring, and the expected temporary impact on margins due to manufacturing inefficiencies as we transition to these new products.  The revenue increase further demonstrates the positive response we received from dealers and customers for this expanded, more competitive product line – one that now provides a broader product portfolio with more attractive price points.  This new product initiative, together with our focus on brand management, has helped reverse the downward revenue trend we experienced since the beginning of 2006."

Roberson noted that Cavalier's second quarter floor shipments rose 7% to 2,560 from 2,394 floors in the same period last year, including a 9% increase in HUD-code floor shipments, which increased to 2,412 from 2,217 in the year-earlier quarter.  Floors shipped for modular homes totaled 148 in the second quarter of 2007 versus 177 in the second quarter last year.  Total floor shipments for the second quarter were 54% higher than in the first quarter of 2007.

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CAV Reports Second Quarter Results

July 24, 2007

"Even though HUD-code business has continued to contract on a national level with floor shipments declining 31% through the first five months of 2007, based on Manufactured Housing Institute statistics, our focus has been on improving our business," Roberson continued.  "As outlined earlier this year, we expected our investment in product development would drive market share improvements, and we are gratified to see this occurring.  The impact of our new products and renewed emphasis on improved brand management also can be seen in some southwestern states where we are getting better penetration and have begun to rebuild the sales base lost with the closure of our Texas plant in early 2005."

Roberson pointed out that a key element for Cavalier in the second half of 2007 relates to recently announced contracts to build and deliver homes to the Mississippi Emergency Management Agency (MEMA).  The homes covered by these contracts, for total revenue of approximately $24,000,000, will allow Cavalier to schedule its manufacturing more effectively and achieve higher plant utilization rates, helping the Company overcome the near-term margin impact from the introduction of the new product line.  According to Roberson, Cavalier has received notices to proceed on 200 of the 500 homes under contract and expects to ship a portion of these in the third quarter of 2007.

In closing, Roberson said, "We continue to believe the industry stands to benefit from the attractive value proposition offered to homebuyers today, the increasing acceptance of modular homes as integral elements of new housing developments, and the potential to provide long-term housing solutions in the rebuilding efforts still needed along the Gulf Coast. However, we cannot predict if or when the industry will begin to show overall improvement.  In the meantime, we remain focused on taking steps that can build our business in a sluggish market.  These efforts are producing results as evidenced by the recent MEMA contracts, the increase in our sales, and the momentum we have gained in a decelerating industry environment.  As our initiatives take greater hold over the coming months, we believe we can build on this momentum, further increasing our market share and returning to profitability in the third and fourth quarters of this year."

Cavalier’s revenue for the second quarter of 2007 rose 7% to $62,809,000 from $58,775,000 in the year-earlier period.  Home manufacturing sales, the Company’s largest source of revenue, increased 11% to $61,125,000 for the quarter versus $55,270,000 in the second quarter of fiscal 2006 on higher floor shipments.  Other sources of revenue declined 52% to $1,684,000 in the second quarter of 2007 from $3,505,000 in the year-earlier period, reflecting primarily lower sales at the Company's retail sales centers due to the sale or closure of three of the four Company-owned retail stores at the end of the first quarter of 2007.

Gross profit for the second quarter declined 17% to $8,637,000 from $10,402,000 in the year-earlier period, even though floor shipments were higher year over year.  The change in gross profit reflected lower gross margin for the quarter, which declined to 13.8% from 17.0% in the second quarter of 2006 primarily due to manufacturing inefficiencies related to the introduction of the Company's new product line.  Selling, general and administrative expenses declined 5% to $9,742,000 in the second quarter of 2007 from $10,271,000 in the year-earlier period; as a percentage of revenue, selling, general and administrative expenses fell to 15.5% in the second quarter of 2007 from 17.5% in the same period last year.  The decline in selling, general and administrative costs primarily reflected lower salaries, wages and benefits and an overall decrease in most administrative expenses.  Net loss from continuing operations for the second quarter of 2007 totaled $869,000 or $0.05 per diluted share versus net income from continuing operations of $161,000 or $0.01 per diluted share in the second quarter of 2006.

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CAV Reports Second Quarter Results

July 24, 2007

Cavalier's revenue for the first half of 2007 declined 21% compared with the first half of 2006.  Home manufacturing sales fell to $101,543,000 for the year-to-date period versus $127,104,000 for the year-earlier period, with the prior-year amount including approximately $13,000,000 in sales under contracts for Federal Emergency Management Agency (FEMA)-specified housing.  First half shipments declined 21% to 4,218 floors compared with 5,357 floors (including 419 floors/FEMA homes) in the first six months of 2006.  Other sources of revenue totaled $4,168,000 in the first half of 2007, 37% lower than $6,621,000 in the year-earlier period and again reflecting the sale or closure of the three Company-owned retail stores.

Gross profit for the first half of 2007 fell 39% to $14,617,000 from $24,071,000, and gross margin for the first six months of 2007 was 13.8% versus 18.0% in the same period last year. These declines primarily reflected lower floor shipments and reduced manufacturing efficiencies as Cavalier transitions to its new product line and the impact of higher average margins on FEMA homes shipped in 2006.  During the first half of 2007, selling, general and administrative expenses declined 11% to $19,557,000 from $21,949,000 in the year-earlier period. Selling, general and administrative expenses were 18.5% of revenue in the first half of 2007 versus 16.4% of revenue in the first half of 2006.  The decline in selling, general and administrative expenses in the first half of 2007 primarily reflected lower incentive compensation costs as a result of lower sales and earnings in 2007 and a decrease in employee group insurance costs.

Commenting on the Company’s financial position, Mike Murphy, Cavalier’s Chief Financial Officer, said, "Cavalier ended the second quarter with cash totaling $6,846,000 versus $20,293,000 at the same time last year, with the decline primarily resulting from cash needed to fund the year-to-date loss, a reduction of $3,531,000 in other current liabilities, a $3,137,000 reduction in long-term debt, and a $2,664,000 increase in CIS installment loan portfolio.  Inventory totaling $24,284,000 at the end of the second quarter was 12% below the year-earlier level of $27,626,000, primarily due to inventory included with the sale of the retail stores in March 2007.  Accounts receivable increased 18% to $14,741,000 at June 30, 2007, from $12,538,000 at April 1, 2006, reflecting the recent increase in sales volume."

Murphy noted that none of Cavalier's revolving line of credit component of the bank credit facility, which the Company recently increased to support its working capital needs for the MEMA contracts, was outstanding at quarter's end.  At June 30, 2007, $22,880,000 was available under the revolving line of credit component based on the amended credit facility, and $2,838,000 was outstanding under the real estate portion of this facility, which matures in 2018.

Cavalier Homes, Inc. and its subsidiaries produce, sell, and finance manufactured housing. The Company markets its homes primarily through independent dealers, including exclusive dealers that carry only Cavalier products, and provides financial services primarily to retail purchasers of manufactured homes sold through its dealer network.

A public, listen-only simulcast of Cavalier Homes' second quarter conference call will begin at 9:30 a.m. Eastern Daylight Time tomorrow (July 25, 2007) and may be accessed via the Company’s web site, www.cavhomesinc.com, or at www.viavid.com.  Investors are invited to access the simulcast at least 10 minutes before the start time in order to complete a brief registration form.  A replay of this call will be available shortly after the call using this same link and will continue until August 25, 2007.

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CAV Reports Second Quarter Results

July 24, 2007

With the exception of historical information, the statements made in this press release, including those containing the words "expects," "anticipates," "thinks" and "believes," and words of similar import, and those relating to industry trends and conditions, Cavalier's expectations for its results of operations during the most recent fiscal quarter and in future periods, the financial impact of the contract with MEMA (Mississippi Emergency Management Agency), acceptance of Cavalier's new product initiatives and the effect of these and other steps taken in the last several years on Cavalier's future sales and earnings, and Cavalier's plans and expectations for addressing current and future industry and business conditions, constitute forward-looking statements, are based upon current expectations, and are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements, including among other matters, significant competitive activity, including promotional and price competition; interest rates; increases in raw material and energy costs; changes in customer demand for Cavalier's products; inherent risks in the market place associated with new products and new product lines; and other risk factors listed from time to time in Cavalier's reports filed with the Securities and Exchange Commission, including, but not limited to, those discussed or indicated in Cavalier's Annual Report on Form 10-K for the period ended December 31, 2006, under the heading "Item 1. Business-Risk Factors," and its Quarterly Report on Form 10-Q for the period ended March 31, 2007, under the heading "Safe Harbor Statement under the Private Litigation Reform Act of 1995," as filed with the Securities and Exchange Commission. Cavalier disclaims any obligation to update any forward-looking statements as a result of developments occurring after the issuance of this press release.

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CAV Reports Second Quarter Results

July 24, 2007

Cavalier Homes, Inc.
Data Sheet – Unaudited
(in thousands, except per share amounts)

	Second Quarter Ended		Six Months Ended
STATEMENT OF OPERATIONS SUMMARY	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Home manufacturing net sales	$61,125	$55,270	$101,543	$127,104
Financial services	1,044	811	1,901	1,720
Retail	640	2,694	2,267	4,901
Total revenue	62,809	58,775	105,711	133,725
Cost of sales	54,172	48,373	91,094	109,654
Gross profit	8,637	10,402	14,617	24,071
Selling, general and administrative	9,742	10,271	19,557	21,949

Operating income (loss)	(1,105)	131	(4,940)	2,122
Other income (expense):
Interest expense	(146)	(254)	(310)	(631)
Other, net	174	310	146	459
	28	56	(164)	(172)
Income (loss) from continuing operations before income taxes and equity in earnings of equity-method investees	(1,077)	187	(5,104)	1,950
Income tax provision	34	124	56	484
Equity in earnings of equity-method investees	242	98	400	349
Income (loss) from continuing operations	(869)	161	(4,760)	1,815
Income from discontinued operations	--	--	--	12
Net income (loss)	$(869)	$161	$(4,760)	$1,827

Basic net income (loss) per share:
From continuing operations	$(0.05)	$0.01	$(0.26)	$0.10
From discontinued operations	--	--	--	--
Net income (loss)	$(0.05)	$0.01	$(0.26)	$0.10

Diluted net income (loss) per share:
From continuing operations	$(0.05)	$0.01	$(0.26)	$0.10
From discontinued operations	--	--	--	--
Net income (loss)	$(0.05)	$0.01	$(0.26)	$0.10

Weighted average shares outstanding:
Basic	18,377	18,345	18,373	18,326
Diluted	18,377	18,502	18,373	18,494

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CAV Reports Second Quarter Results

July 24, 2007

Cavalier Homes, Inc.
Data Sheet – Unaudited (Continued)
(dollars in thousands)

	Second Quarter Ended		Six Months Ended
OPERATING DATA SUMMARY	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Manufacturing sales:
Floor shipments:
HUD-code	2,412	2,217	3,892	4,996
Modular	148	177	326	361
Total floor shipments	2,560	2,394	4,218	5,357
Home shipments:
Single-section	382	345	657	1,234
Multi-section	1,085	1,011	1,770	2,042
Total home shipments	1,467	1,356	2,427	3,276
Shipments to company-owned retail locations	(8)	(51)	(29)	(96)
FEMA shipments	--	--	--	(419)
Wholesale shipments to independent retailers	1,459	1,305	2,398	2,761

Retail sales:
Single-section	1	9	10	21
Multi-section	3	41	22	70
Total sales	4	50	32	91
Cavalier produced homes sold	4	42	32	80
Used homes sold	--	8	--	11
Independent exclusive dealer locations	64	87	64	87
Company-owned stores	1	4	1	4
Home manufacturing facilities – operating	7	7	7	7
Average home net wholesale prices (excludes FEMA)	$41,600	$41,800	$41,000	$40,700
Installment loan purchases	$16,591	$11,230	$28,371	$21,336

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CAV Reports Second Quarter Results

July 24, 2007

Cavalier Homes, Inc.
Data Sheet – Unaudited (Continued)
(in thousands, except ratios and per share amounts)

	June 30, 2007	July 1, 2006
BALANCE SHEET SUMMARY
Cash and cash equivalents	$6,846	$20,293
Accounts receivable, less allowance for losses	14,741	12,538
Notes and installment contracts receivable, net	8,689	5,557
Inventories	24,284	27,626
Other current assets	1,682	2,606
Total current assets	56,242	68,620
Property, plant and equipment, net	28,359	29,660
Other assets	9,373	10,532
Total assets	$93,974	$108,812

Current portion of long-term debt	$1,072	$1,552
Notes payable	366	2,489
Other current liabilities	34,823	38,354
Total current liabilities	36,261	42,395
Long-term debt	3,786	6,443
Other long-term liabilities	298	--
Stockholders’ equity	53,629	59,974
Total liabilities and stockholders’ equity	$93,974	$108,812

OTHER INFORMATION
Working capital	$19,981	$26,225
Current ratio	1.6 to 1	1.6 to 1
Ratio of long-term debt to equity	0.1 to 1	0.1 to 1
CIS installment loan portfolio	$14,120	$11,456
Number of shares outstanding	18,430	18,345
Stockholders’ equity per share	$2.91	$3.27

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